ELEVENTH AMENDMENT TO CREDIT AGREEMENT

                  ELEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of August __, 1997 (this "Amendment"), to the Revolving Credit, Factoring and Security Agreement, dated as of September 20, 1993, as amended by letter agreement Re:
Amendment to Credit Agreement with respect to the Mississippi Property, dated June 14, 1994 (the "First Amendment") and by letter agreement Re: Amendment to Credit Agreement with respect to Additional Guarantors, dated August 24, 1994 (the "Second Amendment"), and by the Third Amendment to Credit Agreement, dated as of February 28, 1995 (the "Third Amendment"), and by the Fourth Amendment to Credit Agreement, dated as of March 1, 1995 (the "Fourth Amendment"), and by the Fifth Amendment to Credit Agreement, dated as of June 28, 1995 (the "Fifth Amendment") and by the Sixth Amendment to Credit Agreement, dated as of August 15, 1995 (the "Sixth Amendment") the Seventh Amendment to Credit Agreement, dated as of March 27, 1996 (the "Seventh Amendment"), by the Eighth Amendment to Credit Agreement, dated as of June 1, 1996 (the "Eighth Amendment"), the Ninth Amendment to Credit Agreement, dated as of August 16, 1996 (the "Ninth Amendment") and by the Tenth Amendment to Credit Agreement, dated as of February 20, 1997 (the "Tenth Amendment") (as so amended, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between THE CIT GROUP/COMMERCIAL SERVICES, INC. ("Lender") and SALANT CORPORATION ("Borrower").

                              W I T N E S S E T H :

             WHEREAS, Lender and Borrower are parties to the Credit Agreement;

                  WHEREAS, Borrower has requested that Lender (a) waive a certain existing Event of Default under the Credit Agreement and (b) amend the Credit Agreement to (i) amend certain provisions relating to Revolving Loans in respect of Eligible Inventory provided for in the Credit Agreement and (ii) amend the stockholders' equity financial covenant set forth therein; and

                  WHEREAS, Lender is willing to waive such existing Event of Default and to make such amendments to the Credit Agreement upon the terms and subject to the conditions set forth in this Eleventh Amendment to Credit Agreement (this "Amendment");

                  NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree, effective as of the Effective Date, as defined below, as follows:

         1. Credit Agreement Defined Terms. Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.

         2. Waiver of Event of Default.  Borrower has  defaulted  under  Section
7.19 of the Credit Agreement, as a result of its breach of the financial covenant set forth therein (the "Subject Covenant") for the period ended June 28, 1997. As a result of the foregoing, an Event of Default (the "Subject Default") has occurred under Section 8.1(d) of the Credit Agreement and is continuing. In response to Borrower's request on or about the date hereof for a waiver of the Subject Default, Lender hereby waives the Subject Default, provided, however, that nothing contained herein shall be construed to limit, impair or otherwise affect any rights of Lender in respect of any future non-compliance with the Subject Covenant, as amended by this Amendment, or with any other covenant, term or provision of the Credit Agreement or any of the other Financing Agreements.

         3. Amendments to Section 1.5A. Clause (a) of the definition of "Applicable Margin" set forth in
Section 1.5A of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(a)(i) in the case of Prime Rate Loans, three-quarters (.75%) percent, and (ii) in the case of Eurodollar Loans, three (3%) percent,..."

         4. Amendment of Section 3.1(a) (iii). Section 3.1(a) (iii) of the Credit Agreement is amended in
                  ---------------------------------
its entirety to read as follows:
                  "(iii) Fifty percent (50%) of the value of Eligible Inventory, provided, however, that solely for, and at all times during
                  (x) the period from May 1, 1997 through and including October 25, 1997 and (y) for the months of May, June, July and August of 1998, such advance rate shall be sixty percent (60%) of the value of Eligible Inventory."

         5. Amendment of Section 3.1(c). Section 3.1(c) of the Credit Agreement is amended in its entirety to read as follows:
                           "(c)   Notwithstanding   anything  to  the   contrary
                  contained herein or in any of the other Financing Agreements, except in Lender's discretion, the aggregate unpaid principal amount of Revolving Loans outstanding at any time based on the value of all Eligible Inventory shall not exceed $60,000,000 (the "Inventory Sublimit"), provided, however, that solely for, and at all times during, (x) the period from May 1, 1997 through and including October 25, 1997 and (y) for the months of May, June, July and August of 1998, the Inventory Sublimit shall not exceed $70,000,000. On or before October 25, 1997 and September 10, 1998, respectively, Borrower shall pay in full to Lender that portion of the Revolving Loans which is equal to the difference (such amount, the "Inventory Overadvance") between: (i) the aggregate amount of Revolving Loans then outstanding with respect to Eligible Inventory, and
                  (ii) the lesser of: (A) the maximum amount of Revolving Loans with respect to Eligible Inventory to which Borrower is entitled on October 16, 1997 and on September 1, 1998, respectively, based on an advance rate of fifty percent (50%) of the value of Eligible Inventory, and (B) the Inventory Sublimit as in effect on October 16, 1997 and on September 1, 1998, respectively. Borrower's failure to pay the Inventory Overadvance in full on or before October 25, 1997 or on or before September 10, 1998 (as applicable) shall constitute an Event of Default under Section 8.1(a) of this Agreement."

         6. Amendment of Section 7.19. Section 7.19 of the Credit Agreement is amended in its entirety to
                  -------------------------
read as follows:
                  "7.19  Stockholders' Equity

                  Borrower shall not permit its consolidated stockholders' equity to be less than $55,000,000 at any time during the period from the Consummation Date through the day before the last day of its 1993 fiscal year, $60,000,000 at any time during the period from the last day of its 1993 fiscal year through June 28, 1996, $45,000,000 at any time during the period from June 29, 1996 through the day before the last day of its 1996 fiscal year, $52,000,000 at any time during the period from January 1, 1997 through May 31, 1997, $47,000,000 at any time during the period from June 1, 1997 through
                  September 27, 1997, $52,000,000 during the period September 28, 1997 through the day before the last day of its 1997 fiscal year and $58,000,000 thereafter. Notwithstanding anything to the contrary contained herein, write-offs for goodwill arising during Borrower's 1997 fiscal year which Borrower would otherwise be required to include in the determination of Borrower's consolidated stockholders' equity under this Section 7.19 shall, in an aggregate amount not to exceed $5,000,000, be excluded from such determination of such consolidated stockholders' equity solely during the period from and after the last day of Borrower's 1996 fiscal year."

         7. Waiver and Amendment Fee. In consideration of Lender's waiver of the existing Event of Default and the Amendments to the Credit Agreement requested by Borrower and provided for in paragraphs 3, 4, 5 and 6 of this Amendment, Borrower is obligated to pay to Lender, contemporaneously with the execution hereof, an amendment fee in the amount of $100,000. Such amendment fee is earned in full as of the date hereof, shall not be refundable in whole or in part for any reason whatsoever, and may be charged, at Lender's sole option, to any account of Borrower maintained by Lender.

         8. Representations and Warranties. Borrower hereby represents and warrants to Lender that the representations and warranties set forth in Section 6 of the Credit Agreement are true on and as of the date hereof as if made on and as of the date hereof after giving effect to this Amendment, except to the extent any such representation or warranty expressly relates to a prior date, and breach of any of the representations and warranties made in this paragraph 8 shall constitute an Event of Default under Section 8.1(b) or 8.1(c) of the Credit Agreement, as applicable. Borrower further represents and warrants that, after giving effect to this Amendment, no Event of Default or event which, with the lapse of time or the giving of notice or both, would become an Event of Default has occurred and is continuing.

         9. Effectiveness. This Amendment shall become effective on the date (the "Effective Date") Lender shall have received each of the following:

                  (a) The written consent of all Participants to the execution and delivery of this
                           Amendment by Lender.

                  (b) Counterparts of this Amendment, duly executed and delivered by Borrower and Lender.

                  (c) A duly executed copy of the Consent of Guarantors substantially in the form of Exhibit
                           A hereto.

         10. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver or amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of Borrower that would require consent of Lender. Except as expressly amended, the provisions of the Credit Agreement are and shall remain in full force and effect.

         11. Counterparts. This Amendment may be executed in counterpart, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         12. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                         THE CIT GROUP/COMMERCIAL
                                         SERVICES, INC.

                   By:

                   Title:

                                         SALANT CORPORATION

                    By:
                   Title:

                                    EXHIBIT A

                              CONSENT OF GUARANTORS

                  Each of the undersigned, CLANTEXPORT, INC., DENTON MILLS, INC., FROST BROS. ENTERPRISES, INC., SLT SOURCING, INC., each a Guarantor under its respective Guarantee, each dated as of September 20, 1993, and SALANT CANADA INC. and J.J. FARMER CLOTHING INC., each a guarantor under its respective
Guaranty (Unlimited Liability), each dated as of September 20, 1994 (individually, in the case of each of the foregoing Guarantors, its
"Guarantee"), made in favor of The CIT Group/Commercial Services, Inc. ("Lender"), pursuant to the Credit Agreement as defined in the Eleventh Amendment to Credit Agreement, dated as of August __, 1997 between Lender and Salant Corporation (the "Amendment"), to which this Consent is attached, hereby consents to the Amendment and the matters contemplated thereby, and hereby confirms and agrees that its Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, each reference in its Guarantee to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed and delivered by its authorized officer this __ day of August, 1997.

CLANTEXPORT, INC.                           FROST BROS. ENTERPRISES, INC.

By:                                  By:

Title:                               Title:

DENTON MILLS, INC.                                   SLT SOURCING, INC.

By:                                   By:

Title:                             Title:

VERA LICENSING, INC.                                 SALANT CANADA INC.

By:                                   By:

Title:                                Title:
J.J. FARMER CLOTHING, INC.

By:

Title: